UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 4, 2016

T-REX OIL, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 Zang Steet, Suite 250, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720)502-4483

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

T-Rex Oil, Inc. ("the Company") purchased 4 units in T-Rex Oil LLC #3 and was appointed its Manager in January 2016.

T-Rex Oil LLC #3 is a Colorado limited liability company which owns certain 13,826 gross acres (10,000 net acres), including 15 producing wells in Natrona and Converse Counties in Wyoming, currently making approximately 60 barrels of oil per day net production.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

T-REX OIL, INC.

By:       /s/ Don Walford

       Don Walford, Chief Executive Officer

Date: February 4, 2016